SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) - February 11, 2004


                                  DRUCKER, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     0-29670                     95-3303637
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)


                           Suite 916, Cathedral Place
                           925 West Georgia Street
                           Vancouver, BC, Canada V6C 3L2
--------------------------------------------------------------------------------
     (Address of principal executive offices)                     (zip code)


       Registrant's telephone number, including area code - (604) 688-6999
                                                            --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                Explanatory Note


     Drucker, Inc. (the "Company") is filing this amendment ("Amendment No. 1") to its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2004, to amend Item 9.01 (formerly Item 7) to reflect revised and updated financial statements and pro forma information. This Amendment No. 1 does not otherwise modify or update any of the information contained in the original Current Report on Form 8-K.


ITEM 9.01.  FINANCIAL STATEMENTS & EXHIBITS

(a)  Financial Statements

     (i) Audited financial statements for Beijing Beike-Masic Automation Engineering Co., LTD. ("BK") for year ended December 31, 2003 and 2002.

     ii) Interim financial statements for BK for the three and ninth month period ended September 30, 2004 and 2003.

(b)  Pro Forma Financial     Pro forma consolidated financial statements as of
     Information             September 30, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2004

                                         DRUCKER, INC.


                                         By: /s/ Ronald Xie
                                             --------------------------
                                             Ronald Xie, President

(a)  Financial Statements

     (i) Audited financial statements for Beijing Beike-Masic Automation Engineering Co., LTD. ("BK") for year ended December 31, 2003 and 2002.


              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                 COMPANY LIMITED
                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Report of Independent Registered Public Accounting Firm .....................F-2

Balance Sheets as of December 31, 2003 and 2002..............................F-3

Income Statements for the years ended December 31, 2003 and 2002.............F-4

Statements of Changes in Stockholders' Equity for the years ended
December 31, 2003 and 2002...................................................F-5

Statements of Cash Flows for the years ended December 31, 2003 and 2002......F-6

Notes to the Financial Statements............................................F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Stockholders of Beijing Beike-Masic Automation Engineering Technology Company Limited

We have audited the accompanying balance sheets of Beijing Beike-Masic Automation Engineering Technology Company Limited, a Company established under the laws of the People's Republic of China (the "Company") as of December 31, 2003 and 2002, and the related statements of income, changes in stockholders' equity, and cash flows for the preceding two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.


Clancy and Co., P.L.L.C.
Phoenix, Arizona

April 22, 2004

           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

ASSETS                                                        2003              2002
------                                                  -----------------------------------
Current Assets
   Cash and cash equivalents                             $      638,682    $    4,517,043
   Trade receivables, net (Note 4)                            2,244,707           413,579
   Trade receivables - related party (Note 2)                 1,755,732           968,000
   Inventories (Note 5)                                       4,865,014           791,472
   Deposits and prepayments (Note 10)                         4,197,741            38,334
   Due from related party (Note 2)                              522,310           471,247
   Other receivables                                            226,369           109,420
                                                        -----------------------------------
Total current assets                                         14,450,555         7,309,095

Fixed assets, net (Note 6)                                    1,219,396         1,035,401

Deferred tax assets                                               6,060                --
                                                        -----------------------------------

TOTAL ASSETS                                             $   15,676,011    $    8,344,496
                                                        ===================================


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities
   Trade payables                                        $    1,405,840    $      429,536
   Other payables and accruals (Note 11)                      2,927,159         1,248,824
   Income taxes payable (Note 7)                                139,076           158,450
   Dividend payable                                              90,750            90,750
                                                        -----------------------------------
Total current liabilities                                     4,562,825         1,927,560

Commitments and contingencies (Note 8)                               --                --

Stockholders' Equity
   Capital stock (registered and fully paid)                    151,250           121,000
   Retained earnings                                         10,961,936         6,295,936
                                                        -----------------------------------
Total Stockholders' Equity                                   11,113,186         6,416,936
                                                        -----------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $   15,676,011    $    8,344,496
                                                        ===================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                              2003              2002
                                                        -----------------------------------
NET SALES (NOTE 2, 3)                                    $   16,764,354    $   12,711,920

Cost of sales (Note 2)                                       10,958,561         7,961,593
                                                        -----------------------------------

GROSS PROFIT                                                  5,805,793         4,750,327

Selling, general and administrative expenses                    798,893           457,709
                                                        -----------------------------------

OPERATING INCOME                                              5,006,900         4,292,618

Other income                                                     33,460            22,336
                                                        -----------------------------------

INCOME BEFORE PROVISION FOR INCOME TAXES                      5,040,360         4,314,954

Provision for income taxes (Note 7)                             374,360           337,629
                                                        -----------------------------------

NET INCOME                                               $    4,666,000    $    3,977,325
                                                        ===================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLGY
                                 COMPANY LIMITED
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                    CAPITAL        RETAINED
                                     STOCK         EARNINGS          TOTAL
                               ------------------------------------------------

BALANCE - DECEMBER 31, 2001     $   121,000   $   2,318,611    $   2,439,611

Net income                               --       3,977,325        3,977,325
                               ------------------------------------------------

BALANCE - DECEMBER 31, 2002         121,000       6,295,936        6,416,936

Issue of share capital               30,250              --           30,250

Net income                               --       4,666,000        4,666,000
                               ------------------------------------------------

BALANCE - DECEMBER 31, 2003     $   151,250   $  10,961,936    $  11,113,186
                               ================================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                   2003               2002
                                                             -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $   4,666,000      $   3,977,325
Adjustments to reconcile net income to net cash provided
   by (used in) operating activities
   Depreciation                                                      91,670             31,817
   Provision for doubtful accounts                                   13,740             55,717
Changes in assets and liabilities:
   (Increase) decrease in trade receivables                      (1,844,869)          (239,105)
   (Increase) decrease in trade receivables - related party        (787,732)          (968,000)
   (Increase) decrease in inventories                            (4,073,542)          (188,276)
   (Increase) decrease in deposits and prepayments               (4,159,407)           455,714
   (Increase) decrease in other receivables                        (116,949)            10,513
   (Increase) decrease in deferred taxes                             (6,060)                --
   Increase (decrease) in trade accounts payable                    976,304            197,293
   Increase (decrease) in other payables and accruals             1,678,336           (208,943)
   Increase (decrease) in taxes payable                             (19,374)           127,647
                                                             -----------------------------------
Net cash flows provided by (used in) operating activities        (3,581,883)         3,251,702

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                        (275,665)           (97,097)
   Purchase of construction-in-progress                                  --           (440,592)
                                                             -----------------------------------
Net cash flows used in investing activities                        (275,665)          (537,689)

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances to a related party                                      (51,063)          (471,247)
   Proceeds from the issue of share capital                          30,250                 --
                                                             -----------------------------------
Net cash flows used in financing activities                         (20,813)          (471,247)
                                                             -----------------------------------

INCREASE (DECREASE) IN CASH                                      (3,878,361)         2,242,766

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      4,517,043          2,274,277
                                                             -----------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                        $     638,682      $   4,517,043
                                                             ===================================

CASH PAID FOR:
   Interest                                                   $          --      $          --
                                                             ===================================
   Income taxes                                               $     399,795      $     209,981
                                                             ===================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------

Organization and Nature of Operations. Beijing Beike-Masic Automation Engineering Technology Company Limited (the "Company") was established under the laws of the People's Republic of China ("China") with limited liability on March 23, 1998, with a registered capital of RMB1,000,000. On April 2, 2003, the Company increased the registered capital to RMB1,250,000.

On June 15, 2003, the Company entered into an Acquisition Agreement with Drucker, Inc. ("Drucker"), a U.S. public company that trades on the over-the-counter bulletin board, headquartered in Vancouver, B.C., whereby Drucker agreed to acquire 100% of the Company in exchange for 93,020,800 shares of Drucker common stock, calculated on pre-split basis, and all subject to a one for three reverse split upon stockholders approval. The transaction is expected to close within the next sixty days. (See Note 9)

Pursuant to a re-organization completed in July 2003, the Company became a Chinese-foreign joint venture with a duration of 20 years. The Company's outstanding registered capital is held by two entities: (i) 75% owned by Speed One Investment Limited ("Speed One") and (ii) 25% owned by Beijing Beike Machinery Electronic Materials Hightech Corporation ("BK Machinery"). Speed One is a company incorporated in the British Virgin Islands and BK Machinery is a company incorporated in China.

BK manufactures and distributes industrial automation products in China, with an emphasis on the production of controls for the steel industry. BK's technology is used to control a variety of processes, including continuous casting, hot rolling, and wire rolling. The company focuses on the design and manufacture of complete industrial automation and control. This includes those services offered to BK's customers such as preliminary design, detailed design and inspection, hardware manufacturing, software programming, off-line and on-line commissioning, installation and operating instructions as applied to the product lines in the steel and iron industries. Over the past few years, BK has developed a particular specialization in systems to control the production of hot rolled steel. BK is also a distributor within China of electronic components used in a variety of automation applications, including inverters (manufactured by Japan's Yaskawa Electric Corporation ("Yaskawa")) and servo and numerical control products (developed and manufactured by BK).

Significant Accounting Policies.

Accounting basis - The Company's financial statements are prepared using the accrual basis of accounting.

Foreign currency translations - The financial statements are presented in United States Dollars (USD) and the functional currency of the Company is Chinese Yuan Renminbi (RMB). For purposes of preparing these financial statements, the financial statements in RMB have been translated from RMB1=USD$0.121. The assets and liabilities of the Company's foreign operations are generally translated into United States dollars at year end exchange rates and resulting translation adjustments are reflected as a separate component of stockholders' equity. Due to the stability of the exchange rates for the periods presented, there were no adjustments reflected in stockholders' equity. Revenues and expenses are translated at exchange rates ruling at the translation dates and transaction gains or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the income statement as incurred.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Fair value of financial instruments - For certain of the Company's financial instruments, including cash and cash equivalents, trade receivables, due from related parties, deposits, prepayments, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

Business and credit risk concentrations - The Company generates revenues from sales in Mainland China. Although the Company had two customers in 2003 and 2002 that each accounted for more than 10% of its revenues, the Company's sales to customers are quite different each year due to the nature of the Company's products for sale.

During the normal course of business, the Company extends unsecured credit to its customers. The collectiblity of debts owed by its customers depends substantially on the financial condition and cash flow position of its customers. The Company reviews regularly the credit status of each customer on a case by case basis and the allowance for doubtful accounts is recorded based on management's assessment of the credit status of its customers.

Related Party Transactions - A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Cash and cash equivalents - Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments, purchased with original maturities of three months or less.

Revenue Recognition - Revenue is recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) collectibility is reasonably assured. Delivery occurs when the customer has taken title and assumed the risks and rewards of ownership of products specified in the customer's purchase order or sales agreement. The Company's customers typically make a fixed or determinable commitment, in writing, to purchase the Company's products and revenue is recognized when the customer accepts the delivery of a product or performance of a service.

Cost recognition - Cost of sales includes all direct material and labor costs and those indirect costs of bringing raw materials to sale condition, including shipping and handling costs. Selling, general and administrative costs are charged to operating expenses as incurred.

Advertising Costs - Advertising costs are expensed as incurred. Total advertising costs expensed during 2003 were $3,675 (2002: $3,267).

Trade receivables and allowance for doubtful accounts - The Company presents accounts receivable, net of allowances for doubtful accounts. The allowances are calculated based on detailed review of certain individual customer accounts, historical rates and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Some of the Company's customers issue bank bills to guarantee payment of trade receivables, which typically mature in six months. The Company is entitled to the funds upon maturity, or earlier if the Company chooses to sell these bills at a discount for cash. Trade receivables secured by bank bills, which are included in trade receivables at December 31, 2003, were approximately $386,000 (2002: nil).

Inventories - Inventories representing industrial automation products are stated at the lower of cost and net realizable value. Cost is calculated using the weighted average method and comprises all costs of purchases, costs of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation and impairment losses. Depreciation is computed under the straight-line method over the estimated useful lives of the asset, which range from 5 to 20 years. Construction-in-progress is stated at cost and such costs include all direct and indirect costs of construction. Construction-in-progress is transferred to fixed assets and depreciation commences when construction is completed. Significant improvements and betterments are capitalized and depreciated over their expected useful lives. Routine repairs and maintenance are expensed when incurred. When fixed assets are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Long-lived assets - Long-lived assets are reviewed at each balance sheet date for impairment based upon the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. When events or circumstances indicate that the carrying amount of an asset may not be recoverable, the asset is written down to its net realizable value.

Income Taxes - The Company recognizes deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted tax rates in effect for the year the differences are expected to reverse. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Reclassification - Certain accounts from 2002 have been reclassified to conform to the current period presentation. The reclassifications had no effect on results of operations or total stockholders' equity.

Recent Accounting Pronouncements - The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

January 2003 - FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.

April 2003 - SFAS No. 149, "Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively. This statement does not affect the Company.

May 2003 - SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. This statement does not affect the Company.

NOTE 2 - RELATED PARTY TRANSACTIONS
-----------------------------------

DURING THE YEAR, THE COMPANY HAD THE FOLLOWING RELATED PARTY TRANSACTIONS, WHICH WERE CARRIED OUT IN THE NORMAL COURSE OF ITS BUSINESS:

NAME                                         NATURE OF TRANSACTIONS
----                                         ----------------------
                                                                                  2003                   2002
                                                                           ------------------    ------------------
Beijing Masic Automation System       Sales of industrial automation
Co., Ltd.                             products                                $    726,000          $  3,133,590
                                                                           ==================    ==================

Beijing Masic Automation System
Co., Ltd.                             Purchase of raw materials                         --          $     398,155
                                                                           ==================    ==================
Tianjin Masic Machinery and           Sales of industrial automation
Equipment Limited                     products                                          --          $        434
                                                                           ==================    ==================

                                      Sales of industrial automation
Wuhan Masic Industrial Limited        products                                $     35,526          $     33,290
                                                                           ==================    ==================

Amounts due from a related party:

Amounts due from a related entity (Beijing Masic Automation System Co., Ltd.) at December 31, 2003 and 2002, respectively, consisted of the following:

          (i) trade receivables - related party of $1,755,732 (2002: $968,000); and

          (ii) working capital advances of $522,310 (2002: $471,247).

The amounts were unsecured, interest-free, and repayable on demand. No provision has been made for the amount due.

Mr. Sun Yi Kang, a director of the Company, is also a director of Beijing Masic Automation System Co., Ltd. Mr. Ge Liang Song, a director and shareholder of the Company, is also a director of Wuhan Masic Industrial Limited ("Wuhan"). Mr. Liu Wei Zhang, Mr. Hong Liang and Mr. Ge Liang Song, directors and stockholders of the Company, are also directors of Tianjin Masic Machinery and Equipment Limited ("Tianjin"). (Note: The names Wuhan and Tianjin represent an informal English translation of the official Chinese company name.)

NOTE 3  - NET SALES
-------------------

                                                    2003              2002
                                              ----------------   --------------
  Sales of industrial automation systems       $  10,591,258      $  8,804,308

  Inverters                                        5,456,665         3,699,395
  Servos                                           3,618,869         2,459,353
  Total                                           19,666,792        14,963,056
  Less:  Value added tax                          (2,857,568)       (2,164,409)
         Business tax                                     --            (3,947)
         Other taxes                                 (44,870)          (82,780)
                                              ----------------  ----------------
  Total net sales                              $  16,764,354     $  12,711,920
                                              ================  ================

All the sales revenue was derived from customers in China.

During the year ended December 31, 2003, the Company derived revenue of $2,769,555 and $2,171,764 respectively, from two major customers, with each accounting for more than 10% of the annual sales revenue.

During the year ended December 31, 2002, the Company derived revenue of $2,306,239 and $1,618,564 respectively, from two major customers, with each accounting for more than 10% of the annual sales revenue.

NOTE 4 - TRADE RECEIVABLES
--------------------------

                                                    2003              2002
                                              ----------------  ----------------
  Trade receivables                           $    2,315,321     $     470,453
  Less:  provision for doubtful debts                (70,614)          (56,874)
                                              ----------------  ----------------
  Trade receivables, net                      $    2,244,707     $     413,579
                                              ================  ================

NOTE 5 - INVENTORIES
--------------------

                                                    2003              2002
                                              ----------------  ----------------
  Raw materials                               $      131,799     $      81,046
  Work in progress                                 3,118,449               240
  Finished goods                                   1,614,766           710,186
                                              ----------------  ----------------
  Total                                       $    4,865,014     $     791,472
                                              ================  ================

NOTE 6 - FIXED ASSETS
---------------------

                                                    2003              2002
                                              ----------------  ----------------
  Land and building                           $       932,97     $     932,971
  Computer equipment                                  62,152            26,378
  Machinery and equipment                             21,516            21,516
  Furniture and fixtures                              67,505            43,675
  Vehicles                                           264,365            48,304
                                              ----------------  ----------------
  Total                                            1,348,509         1,072,844
  Less accumulated depreciation                      129,113            37,443
                                              ----------------  ----------------
  Net book value                              $    1,219,396     $   1,035,401
                                              ================  ================

Depreciation expense charged to operations for 2003 was $91,670 (2002: $31,817). Construction-in-progress transferred to fixed assets in 2002 was $932,971 representing 2002 current year additions of $440,593 and the balance transferred from 2001 of $492,378.

NOTE 7 - INCOME TAXES
---------------------

The Company is subject to income taxes on income arising in or derived from the tax jurisdictions in which they operate. The Hong Kong profits tax rate for 2003 is 17.5% (2002: 16%) and no Hong Kong profits tax has been provided for in the financial statements as the income neither arises in nor derived from Hong Kong.

Provision for income taxes represents tax charges on the estimated assessable profits of the Company's operation in Mainland China, which is subject to a standard income tax rate of 15%. Being a high-tech company, the Company was entitled to full exemption from PRC income tax for 3 years effective from April 1, 1998, followed by a 50 percent reduction for the next consecutive three years in accordance with the relevant tax rules and regulation. The tax reduction expired on December 31, 2003 and the Company became subject to the increased tax at 15% beginning January 1, 2004.

PROVISION FOR INCOME TAXES CONSISTS OF THE FOLLOWING:

                                                    2003              2002
                                              ----------------  ----------------
Current tax - Mainland China Enterprise
 income tax                                   $      380,420     $     337,629
Deferred tax - origination and reversal of
temporary difference                                  (6,060)               --
                                              ----------------  ----------------
Effective tax rate                            $      374,360     $     337,629
                                              ================  ================

A RECONCILIATION FROM THE STATUTORY TAX RATE TO THE EFFECTIVE TAX RATE IS
PRESENTED BELOW:

                                                    2003              2002
                                              ----------------  ----------------
  Net profits statutory tax rate                    15%                15 %
  50% reduction in income tax                      (7.5)              (7.5)
  Effective tax rate                                7.5%               7.5%
                                              ================  ================

Income taxes payable at December 31, 2003 of $139,076 (2002: $158,450) in the balance sheet represents provision for taxation for the current and previous years less the amount of tax paid during the year.

DEFERRED TAX ASSET REPRESENTS THE FOLLOWING:

                                                    2003              2002
                                              ----------------  ----------------
  Excess depreciation                         $          780     $         202
  Cost and expenses not deductible until
  taken up in the PRC statutory accounts               4,675             3,767
  Other                                                  605              (302)
                                              ----------------  ----------------
  Deferred tax asset                                   6,060             3,667
  Valuation allowance                                     --            (3,667)
                                              ----------------  ----------------
  Net deferred tax asset                      $        6,060     $          --
                                              ================  ================

NOTE 8 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Operating lease income - Future minimum lease payments to be received by the Company for assets leased out under non-cancelable operating leases are as follows: 2004-$8,067.

Operating leases - The Company is committed under various non-cancelable operating leases. Rent expense charged to operations for 2003 was $18,553 (2002:
nil). Future aggregate minimum lease payments under non-cancellable operating leases are as follows: (2004 to 2007: $55,660 per year; 2008 and thereafter:
$148,427.

Contingencies - During the normal course of business, the Company may be presented with a legal or constructive obligation as a result of past events. While the results of litigation cannot be predicted with certainty, management provides for adequate reserves for claims that have at least a reasonable possibility for loss and does not provide a reserve on those for which an adverse outcome is remote. These financial statements do not include any such provisions for the periods presented.

NOTE 9 - SUBSEQUENT EVENTS
--------------------------

On June 15, 2003, the Company entered into an Acquisition Agreement with Drucker, Inc. ("Drucker"), a U.S. public company that trades on the over-the-counter bulletin board, headquartered in Vancouver, B.C., whereby Drucker agreed to acquire 100% of the shares of the Company in exchange for 93,020,800 shares of Drucker common stock, calculated on pre-split basis, and all subject to a one for three reverse split upon stockholders approval. The transaction is expected to close within the next sixty days.

The merger will be accounted for as a recapitalization for Drucker because the reorganization is a "reverse acquisition" involving a public shell entity, whereby the stockholders of this Company will retain actual control of the resulting combined company. The Company will be the continuing reporting entity for accounting purposes and Drucker will be the acquirer for legal purposes.

As of the date of issuance of these financial statements, all of the 25% shares of BK owned by BK Machinery have been delivered to Drucker, who has issued to BK Machinery 17,500,000 of the shares of common stock and has committed to deliver the balance of the shares to BK Machinery and Speed One upon completion of the reverse split and shareholder approval. The issuance of the balance of the shares for the acquisition transaction requires the completion of the reverse split, which required reverse split is subject to stockholders authorization. The Company has not yet effected the transaction, although the written consent of a majority of the stockholders was given on September 7, 2004, but intends to do so 20 days after the mailing of the Definitive Information Statement to the stockholders of record.

NOTE 10 - DEPOSITS AND PREPAYMENTS
----------------------------------

                                                    2003              2002
                                              ----------------  ----------------
Prepaid expenses                              $       29,471     $      17,038
Security deposit                                         242               242
Deposit paid to suppliers                          4,168,028            21,054
                                              ----------------  ----------------
                                              $    4,197,741     $      38,334
                                              ================  ================


For 2003, the deposit paid to suppliers primarily included deposits for three major contracts:

(i) $3,389,238 deposit was paid for the supply of equipment and machinery for a total contract amount of $6,276,368 in relation to system automation projects for customers. The balance of the payment is expected to be paid by the end of December 2005.

(ii) $340,634 deposit was paid for the supply of equipment and machinery for a total contract amount of $873,015 in relation to system automation projects for customers. The balance of the payment is expected to be paid by February 2005.

(iii) $123,311 deposit was paid for supply of equipment and machinery for a total contract amount of $721,160 in relation to system automation projects for customers. The balance payment is expected to be paid by July 2004.

NOTE 11 - OTHER PAYABLES AND ACCRUALS
-------------------------------------

                                                     2003           2002
                                              ----------------  ----------------
Customer deposits                             $    2,815,541     $     735,928
Employee benefits payable                             64,890           336,044
Other taxes payable                                        -            29,678
Other payables                                        46,728           147,174
                                              ----------------  ----------------
                                              $    2,927,159     $   1,248,824
                                              ================  ================


                                      F-15


(ii) Interim financial statements for BK for the three and ninth month period ended September 30, 2004 and 2003.

While the information presented in the accompanying interim three and nine months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. These interim financial statements follow the same accounting policies and methods of their application as the Company's December 31, 2003 annual financial statements. All adjustments are of a normal recurring nature.
It is suggested that these interim financial statements be read in conjunction with the Company's December 31, 2003 annual financial statements which are a part of this report.


              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                 COMPANY LIMITED
                      INDEX TO INTERIM FINANCIAL STATEMENTS


Interim Balance Sheet ......................................................F-17

Interim Statements of Income ...............................................F-18

Interim Statements of Changes in Stockholders' Equity ......................F-19

Interim Statements of Cash Flows ...........................................F-20


                                      F-16


              BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY
                                COMPANY LIMITED
                              INTERIM BALANCE SHEET
                               SEPTEMBER 30, 2004

                                                         SEPTEMBER 30,
STATED IN U.S. DOLLARS                                       2004
---------------------------------------------------------------------------
                                                          (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                       $          1,557,033
  Trade receivable, net                                      2,629,853
  Trade receivable - related party                           1,759,139
  Inventories                                                6,914,413
  Other receivables                                            168,499
  Due from a related party                                     486,010
  Deposits and prepayments                                   3,502,951
  Income tax recoverable                                       150,810
                                                   ------------------------
TOTAL CURRENT ASSETS                                        17,168,708

LONG-TERM INVESTMENT                                           604,100
FIXED ASSETS, NET                                            1,181,013
DEFERRED TAX ASSETS                                              6,051

                                                   ------------------------
TOTAL ASSETS                                      $         18,959,872
                                                   ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Trade payables                                  $          3,593,582
  Other payables and accruals                                3,704,501
  Income taxes payable                                          60,410
  Dividend payable                                              90,615
                                                   ------------------------
                                                             7,449,108

COMMITMENTS AND CONTINGENCIES                                        -

STOCKHOLDERS' EQUITY
  Capital stock                                                151,250
  Accumulated Other Comprehensive Loss                         (16,532)
  Retained earnings                                         11,376,046
                                                   ------------------------
TOTAL STOCKHOLDERS' EQUITY                                  11,510,764

                                                   ------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $         18,959,872
                                                   ========================

      BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED
                          INTERIM STATEMENTS OF INCOME
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                                                     THREE MONTHS      THREE MONTHS     NINE MONTHS     NINE MONTHS
                                                         ENDED           ENDED             ENDED           ENDED
                                                   SEPTEMBER 30,       SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,
STATED IN U.S. DOLLARS                                  2004             2003               2004            2003
-------------------------------------------------- ----------------- ----------------- --------------- ---------------

NET SALES                                          $    4,886,075     $    3,501,257    $  13,524,765   $  10,998,502
Cost of sales                                           4,307,304          2,483,590       12,055,466       6,611,193

                                                   ----------------  ----------------  --------------- ---------------
GROSS PROFIT                                              578,771          1,017,667        1,469,299       4,387,309

EXPENSES
   Selling, general and administrative expenses           345,666            278,671        1,010,484         773,619
                                                   ----------------  ----------------  ---------------  --------------

OPERATING INCOME                                          233,105            738,996           458,815       3,613,690


Other income                                               32,380             36,054            32,380          46,574

                                                   ----------------  ----------------  ---------------  --------------
INCOME BEFORE PROVISION FOR INCOME TAXES                  265,485            775,050           491,195       3,660,264

Provision for income taxes                                 39,823             24,658            77,085         240,822

                                                   ----------------  ----------------  ---------------  --------------
NET INCOME FOR THE PERIOD                          $      225,662     $      750,392     $     414,110   $   3,419,442
                                                   ==============     ==============     =============   =============


      BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED
                   INTERIM STATEMENTS OF STOCKHOLDERS' EQUITY
      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                     RETAINED      ACCUMULATED OTHER
STATED IN U.S. DOLLARS                           CAPITAL STOCK       EARNINGS      COMPREHENSIVE LOSS      TOTAL
------------------------------------------------ --------------- ----------------- ------------------- ---------------

Balance, December 31, 2002                       $    121,000     $  6,295,936      $             -      $  6,416,936

Issuance of share capital                              30,250                                                  30,250

Net income for the year ended
 December 31, 2003                                                   4,666,000                              4,666,000

                                                 --------------- ----------------- ------------------- ---------------
Balance, December 31, 2003                            151,250       10,961,936                    -        11,113,186

Translation Adjustments                                                                     (16,532)          (16,532)

Net income for the nine months ended September
30, 2004                                                               414,110                                414,110

                                                 --------------- ----------------- ------------------- ---------------
Balance, September 30, 2004                      $    151,250     $ 11,376,046      $       (16,532)     $ 11,510,764
                                                 =============== ================= =================== ===============

      BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED
                         INTERIM STATEMENTS OF CASH FLOW
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

STATED IN U.S. DOLLARS                                                2004                    2003
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                $         414,110         $     3,419,442
   Adjustments to reconcile net loss to net cash
     Provided by (Used in) operating activities
     Depreciation                                                       89,783                  82,775
     Translation adjustment                                            (16,532)                 (6,815)
     Changes in assets and liabilities
       Trade receivable                                               (385,146)             (1,828,741)
       Trade receivable - related party                                 (3,407)                  1,200
       Inventories                                                  (2,049,399)             (2,283,415)
       Other receivables                                                57,870                 (53,643)
       Due from a related party                                         36,300                (195,194)
       Deposits and prepayments                                        694,790              (1,300,316)
       Trade payables                                                2,187,742                 324,638
       Other payables and accruals                                     777,207               1,581,675
       Income taxes (recoverable) payable                             (229,467)               (148,395)
                                                            ------------------------  --------------------

   Net cash provided by operating activities                         1,573,851                (406,789)
                                                            ------------------------  --------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Long-term investment                                               (604,100)                      -
   Additions to fixed assets                                           (51,400)               (232,375)
                                                            ------------------------  --------------------
   Net cash flows used in investing activities                        (655,500)               (232,375)
                                                            ------------------------  --------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issue of share capital                                  -                  30,250
                                                            ------------------------  --------------------
   Net cash flows provided by financing activities                           -                  30,250
                                                            ------------------------  --------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   918,351                (608,914)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                        638,682               4,517,043

                                                            ------------------------  --------------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                    $       1,557,033         $     3,908,129
                                                            ========================  ====================

SUPPLEMENTAL INFORMATION:
------------------------
Cash paid for:
   Interest                                                  $          16,588         $             -
   Income taxes                                                        176,338                 324,570

(b)   PRO FORMA FINANCIAL INFORMATION

INTRODUCTORY PARAGRAPH:
----------------------

THE FOLLOWING PRO FORMA FINANCIAL RESULTS SHOWS THE HISTORICAL FINANCIAL STATEMENTS OF DRUCKER INC. ("DRUCKER") AND BEIJING BEIKE-MASIC AUTOMATION ENGINEERING TECHNOLOGY COMPANY LIMITED ("BK") ADJUSTED TO ASSUME THAT THE REVERSE ACQUISITION OF BK BY DRUCKER HAS BEEN COMPLETED AT THE BEGINNING OF THE PERIOD. THE PRO FORMA BALANCE SHEET GIVES EFFECT TO THE TRANSACTION AS IF IT OCCURRED AT THAT DATE (SEPTEMBER 30, 2004) AND THE ADJUSTMENTS REFLECT ONLY THOSE ITEMS DIRECTLY ATTRIBUTABLE TO THE TRANSACTION AND FACTUALLY SUPPORTABLE. THE PRO FORMA INCOME STATEMENTS GIVE EFFECT TO THE TRANSACTION AS IF OCCURRED AT THE BEGINNING OF THE EARLIEST PERIOD PRESENTED (JANUARY 1, 2003) AND THE ADJUSTMENTS REFLECT ITEMS THAT ARE DIRECTLY ATTRIBUTABLE TO THE TRANSACTION, HAVE A CONTINUING IMPACT AND ARE FACTUALLY SUPPORTABLE.

BY AN AGREEMENT DATED JUNE 15, 2003, DRUCKER AND THE SHAREHOLDERS OF BK ENTERED INTO AN ACQUISITION AGREEMENT. DRUCKER AGREED TO ACQUIRE 100% OF BK THROUGH ISSUANCE OF 17,500,000 PRE-CONSOLIDATION SHARES, CARRY OUT A 3 FOR 1 REVERSE STOCK SPLIT AND THEN ISSUE 25,173,600 POST-CONSOLIDATION SHARES TO THE SHAREHOLDERS OF BK. DRUCKER ALSO AGREED TO ISSUE 2,170,485 POST-CONSOLIDATION COMMON SHARES AS LEGAL FEES FOR THE TRANSACTION.

ASSUMPTIONS:
-----------

1.   SHAREHOLDERS OF DRUCKER HAVE APPROVED THE 1 FOR 3 STOCK SPLIT.
2.   DRUCKER HAS ISSUED 25,173,600 POST-CONSOLIDATED COMMON SHARES IN
     EXCHANGE FOR THE REMAINING OUTSTANDING SHARES OF BK.
3. DRUCKER HAS ISSUED 2,170,485 POST-CONSOLIDATED COMMON SHARES AS LEGAL FEES FOR THE REVERSE ACQUISITION TRANSACTION.


                                                                                                          PRO FORMA
PRO-FORMA CONSOLIDATED BALANCE SHEET                                              PRO-FORMA              CONSOLIDATED
AS OF SEPTEMBER 30, 2004                         DRUCKER INC.         BK         ADJUSTMENTS     NOTE   BALANCE SHEET
----------------------------------------------- -------------- --------------- --------------- ------- -----------------
                                                 (UNAUDITED)    (UNAUDITED)
ASSETS

Current Assets
   Cash and cash equivalents                    $  822,326     $ 1,557,033     $           -           $    2,379,359
   Trade receivables, net                                -       2,629,853                 -                2,629,853
   Trade receivables, related party                      -       1,759,139                 -                1,759,139
   Inventories                                           -       6,914,413                 -                6,914,413
   Deposits and prepayments                        133,483       3,502,951                 -                3,636,434
   Due from related party                           46,248         486,010                 -                  532,258
   Other receivables                                     -         168,499                 -                  168,499
   Income tax recoverable                                -         150,810                 -                  150,810
                                                ----------     -----------     -------------           --------------
Total Current Assets                             1,002,057      17,168,708                 -               18,170,765

Investment - at equity                           2,878,383               -        (2,878,383)    1                  -
Long term investment                                               604,100                 -                  604,100
Fixed assets, net                                   51,277       1,181,013                 -                1,232,290
Due from related parties                           115,775               -                 -                  115,775
Securities - available for sale                    223,198               -                 -                  223,198
Deferred tax assets                                      -           6,051                 -                    6,051

                                                ----------     -----------     -------------           --------------
Total Assets                                    $4,270,690     $18,959,872     $  (2,878,383)          $   20,352,179
                                                ==========     ===========     =============           ==============

LIABILITIES

Current Liabilities
   Accounts payable and accrued liabilities     $   20,914     $ 3,593,582     $           -           $    3,614,496
   Customer deposits                                     -       3,704,501                 -                3,704,501
   Short term loan                                       -          60,410                 -                   60,410
   Dividend payable                                      -          90,615                 -                   90,615
                                                ----------     -----------     -------------           --------------
Total Current Liabilities                           20,914       7,449,108                 -                7,470,022

SHAREHOLDERS' EQUITY

Capital stock                                   $   49,615     $   151,250     $     (17,500)    1     $       44,003
                                                                                      33,177     2
                                                                                    (172,539)    3

Additional paid-in capital                       9,615,253               -        (2,771,450)    1          1,478,640
                                                                                     (33,177)    2
                                                                                  (5,242,553)    3
                                                                                     (89,433)    1


                                      PF-1


Retained earnings (Deficit)                     (5,589,721)     11,376,046         5,589,721     3         11,376,046

Accumulated other comprehensive income             174,629         (16,532)         (174,629)    3            (16,532)
                                                ----------     -----------     -------------           --------------
                                                 4,249,776      11,510,764        (2,878,383)              12,882,157
                                                ----------     -----------     -------------           --------------
Total Liabilities and Shareholders' Equity      $4,270,690     $18,959,872     $  (2,878,383)          $   20,352,179
                                                ==========     ===========     =============           ==============

NOTES:

1. TO ELIMINATE THE INVESTMENT IN BK AND THE SHARE OF POST-ACQUISITION PROFIT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004.

2. REFLECTS THE STOCK ISSUANCE BY DRUCKER, INC. [5,833,333 (25% INTEREST) + 25,173,600 (75% INTEREST) + 2,170,485 (LEGAL FEES)]

3. CAPITALIZATION OF POST MERGER BK REFLECTS THE PRO FORMA COMMON STOCK AND PAID IN CAPITAL.


                                                                                                          PRO FORMA
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS                                    PRO-FORMA              CONSOLIDATED
FOR NINE MONTHS ENDED SEPTEMBER 30, 2004         DRUCKER INC.       BK           ADJUSTMENTS     NOTE   BALANCE SHEET
----------------------------------------------- -------------- --------------- --------------- ------- -----------------
                                                 (UNAUDITED)    (UNAUDITED)

NET SALES                                       $        -     $13,524,765                             $   13,524,765
Cost of sales                                            -      12,055,466                                 12,055,466
                                                ----------     -----------     -------------           --------------
GROSS PROFIT                                             -       1,469,299                                  1,469,299
Selling, general and administrative              2,551,062       1,010,484                                  3,561,546
                                                ----------     -----------     -------------           --------------
OPERATING INCOME                                (2,551,062)        458,815                                 (2,092,247)
Other income                                     2,212,436          32,380                                  2,244,816
Equity income                                       89,433               -           (89,433)    1                  -
                                                ----------     -----------     -------------           --------------
INCOME BEFORE INCOME TAXES                        (249,193)        491,195                                    152,569
Income taxes                                             -          77,085                                     77,085
                                                ----------     -----------     -------------           --------------
NET INCOME                                      $ (249,193)    $   414,110                             $       75,484
                                                ==========     ===========     =============           ==============

BASIC AND DILUTED EARNINGS PER SHARE            $    (0.0)             N/A                             $         0.00
                                                ==========     ===========     =============           ==============


                                                                                                          PRO FORMA
                                                                                                         CONSOLIDATED
                                                                                                          STATEMENT
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS                                   PRO-FORMA                    OF
FOR TWELVE MONTHS ENDED DECEMBER 31, 2003       DRUCKER INC.        BK          ADJUSTMENTS     NOTE      OPERATIONS
----------------------------------------------- -------------- --------------- --------------- ------- -----------------
                                                 (AUDITED)      (AUDITED)

NET SALES                                       $        -     $16,764,354                             $   16,764,354
Cost of sales                                            -      10,958,561                                 10,958,561
                                                ----------     -----------     -------------           --------------
GROSS PROFIT                                             -       5,805,793                                  5,805,793
Selling, general and administrative                471,552         798,893                                  1,270,445
OPERATING INCOME                                  (471,552)      5,006,900                                  4,535,348
Other income                                     1,371,540          33,460                                  1,405,000
                                                ----------     -----------     -------------           --------------
INCOME BEFORE INCOME TAXES                         899,988       5,040,360                                  5,940,348
Income taxes                                             -         374,360                                    374,360
                                                ----------     -----------     -------------           --------------
NET INCOME                                      $  899,988     $ 4,666,000                             $    5,565,988
                                                ==========     ===========     =============           ==============

BASIC AND DILUTED EARNINGS PER SHARE            $     0.03             N/A                             $         0.13
                                                ==========     ===========     =============           ==============


TOTAL ISSUED AND OUTSTANDING SHARES OF DRUCKER UPON COMPLETION OF THE REVERSE
ACQUISITION
--------------------------------------------------------------------------------
Issued and outstanding shares as at September 30, 2004          49,976,250
1 for 3 reverse stock split                                    (33,317,500)
                                                              -------------
                                                                16,658,750
Shares to the remaining BK shareholders upon acquisition of BK  25,173,600
Shares for the legal fees in relation to the acquisition of BK   2,170,485
                                                              -------------
Total issued and outstanding shares upon completion of
  acquisition                                                   44,002,835
                                                              -------------


                                      PF-2